                                                                  EXHIBIT (a)(5)

                            CHANGE OF ELECTION FORM
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If you previously completed and turned in your Election Form, and would like to change your election forsome or all of the options or parts of options you last elected to exchange, you must complete and sign this Change of Election Form and return it to Stock Administration before 5:00 p.m., on May 18, 2001, unless the
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offer is extended.  These options will be exchanged for new options in accordance with the terms and conditions of the Option Exchange Memorandum.
This Change of Election Form will supercede, in its entirety, the Election Form you previously returned. For additional information or assistance, you should contact Margaret Venables, Stock Plan Administrator, via e-mail at stock@interwoven.com or at (408) 530-7140.
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The information that you will need to complete your form is available at
www.optionslink.com.  Please do not contact Stock Administration for this
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information.  If you need your username and password, please call OptionsLink at
(800) 838-0908 (International: +1 (650) 599-0125). If you need more space, you can use additional copies this form, but you must fully complete each additional form. If you do not indicate any options or parts of options to be exchanged, you will not receive any new options.

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
                                    EXISTING OPTIONS TO BE EXCHANGED
                        (to be exchanged for New Options if you accept the offer)
-------------------------------------------------------------------------------------------------------------------
        1.                  2.                  3.                        4.                         5.
   Grant Number         Grant Date         Exercise Price          Number of Existing         Number of Shares You
(Enter the numeric                     (on a post-split basis)       Option Shares             Wish to Exchange*
   portion only.                                                 (on a post-split basis)
See Section II No. 8
   of Summary.)
-------------------------------------------------------------------------------------------------------------------
    I/N
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    I/N
-------------------------------------------------------------------------------------------------------------------
    I/N
-------------------------------------------------------------------------------------------------------------------
    I/N
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

* Please indicate the number of shares that you wish to return for exchange. Stock Administration will perform the calculation of the number of resulting New Option shares for you. If you write "1,000" shares in Column 5 above, Stock Administration will assume that you intend to receive a new option for 500 shares.

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     Please check one box below, sign and date where indicated, provide your home telephone number, and return this form to Margaret Venables, Stock Administrator, by fax ((501) 421-7282 or (413) 653-1815) or by mail (1195 West
Fremont Avenue, Sunnyvale, CA 94087) BEFORE 5:00 P.M. (PACIFIC TIME), ON MAY 18
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2001, or if the deadline to exchange options is extended, before the extended
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expiration of the offer.  IF YOU DO NOT TURN IN YOUR CHANGE OF ELECTION FORM BY
THE DEADLINE, YOUR PREVIOUS ELECTION FORM WILL BE USED. Stock Administration will notify you by email to advise you that your change of election has been received.
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SIGNATURE OF OPTIONEE

The table above indicates the existing options or parts of existing options that I want to exchange. I understand that any previous Election Form I delivered to Interwoven will be replaced and superceded in its entirety by this form, and my participation in the option exchange program and the new options I receive will be controlled by this Change of Election Form (and any other Change of Election Forms dated as of the same date.)

____________________________________       ________________________________
Please Sign Above                          Date

____________________________________       ________________________________
Please Print or Type Your Name Above       Home Telephone Number (with area
                                           code)



                                    For Stock Administration Use Only:

                                    Form received on:
                                                     ---------------------------
                                    Optionee notified by
                                    e-mail on:
                                              ----------------------------------
                                    New Option information
                                    inputted on:
                                                --------------------------------


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